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FOR IMMEDIATE RELEASE                                         [SPSS LOGO]
Contact: Janine Warell, SPSS
312-261-6535
jwarell@spss.com



                        SPSS Announces Management Changes


CHICAGO, IL (USA) JUNE 6, 2007 -- SPSS Inc., a worldwide provider of predictive analytics software, today announced the appointment of Alex Kormushoff to Senior Vice President of Worldwide Field Operations, reporting to the Company's President and CEO Jack Noonan. Also, Rich Holada, Senior Vice President of Technology, will now report to Noonan.

Consistent with the Company's succession plan, these management changes are being made in connection with the resignation of John Shap, Senior Vice President of Worldwide Sales, who will be leaving the Company for another career position, and the resignation of Jon Otterstatter, Executive Vice President and Chief Technology Officer, who is leaving the company to devote more time to personal matters.

In commenting on the changes, Noonan said, "We expect a smooth and positive transition with Alex leading our global sales, services and marketing organization, as he has played an integral role in opening the door to executive level -- or C-Suite -- solution sales in his previous post at SPSS as Senior Vice President of Worldwide Services. We also have a first-rate worldwide sales team in place that will continue to build on the sales momentum we've seen in the past several quarters.

"Further, as Rich was brought into the organization to ultimately transition into the technology leadership post, he has been leading our product development organization since joining the company in 2006. With his deep software research and development background and diverse industry experience, Rich is advancing our predictive analytics platform to the enterprise level."

Kormushoff, a technology veteran with nearly 30 years of industry experience, joined SPSS in 2005, having previously served as interim CEO for BroadVision, where he also held the positions of Executive Vice President for Worldwide Operations and Senior Vice President for Worldwide Professional Services. Earlier in his career, Kormushoff held management positions with Sapient, Computer Sciences Corporation, and Digital Equipment Corporation.

Holada joined the Company with nearly 20 years experience in the technology industry. Previously, he was Vice President of Industry Development at Oracle

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Corporation, where he earlier held the post of Vice President of CRM
Development. Holada has also held senior research and development positions at PeopleSoft, Inc., Trimark Technologies, Inc., and Intelligent Trading Systems, Inc., as well as earlier systems engineering positions at Sun Microsystems, Inc.

Noonan added, "We value the contributions that John Shap and Jon Otterstatter have made to SPSS. We wish them both continued success in their future endeavors." Shap had been with the organization since 2004 and Otterstatter joined in 2001 through a previous acquisition.

ABOUT SPSS INC.

SPSS Inc. (Nasdaq: SPSS) is a leading global provider of predictive analytics software and solutions. The company's predictive analytics technology improves business processes by giving organizations forward visibility for decisions made every day. By incorporating predictive analytics into their daily operations, organizations become Predictive Enterprises -- able to direct and automate decisions to meet business goals and achieve a measurable competitive advantage. More than 250,000 public sector, academic, and commercial customers rely on SPSS technology to help increase revenue, reduce costs, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For more information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.